                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                   Health and Rehabilitation Properties Trust
                (Name of Registrant as Specified In Its Charter)

                   Health and Rehabilitation Properties Trust
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:  $125

    2) Form, Schedule or Registration Statement No.:  Schedule 14A

    3) Filing Party:  Health and Rehabilitation Properties Trust

    4) Date Filed:  March 7, 1994

- --------------------------------------------------------------------------------

                   HEALTH AND REHABILITATION PROPERTIES TRUST

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02158

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 1994

To the Shareholders of
  HEALTH AND REHABILITATION PROPERTIES TRUST

     Notice is hereby given that the Annual Meeting of Shareholders of Health and Rehabilitation Properties Trust (the "Company") will be held at 9:30 A.M. on Tuesday, May 17, 1994, at State Street Bank and Trust Company, 225 Franklin Street, 33rd Floor, Boston, Massachusetts, for the following purposes:

     1.  To elect Trustees in Group II of the Company's Board of Trustees.

     2. To consider and act upon a proposal to amend the Company's Declaration of Trust to change the Company's name to "Health and Retirement Properties Trust".

     3. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Trustees has fixed the close of business on March 24, 1994 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

                                            By Order of the Board of Trustees,

                                            DAVID J. HEGARTY, Secretary

March 25, 1994

     WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                   HEALTH AND REHABILITATION PROPERTIES TRUST
                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02158
                            ------------------------
                                PROXY STATEMENT
                                 MARCH 25, 1994
                                  INTRODUCTION

     A Notice of the Annual Meeting of Shareholders of the Company (the "Meeting") is set forth on the preceding page and there is enclosed herewith a form of proxy solicited by the Board of Trustees of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the Trustees and officers of the Company may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 4, 1994. A copy of the Annual Report to Shareholders for the year ended December 31, 1993 (including audited financial statements of the Company) is also being mailed herewith.

     Only shareholders of record as of the close of business on March 24, 1994 (the "Record Date") are entitled to notice of and to vote at the Meeting and/or any adjournment thereof. The outstanding stock of the Company on the Record Date entitled to vote consisted of 44,722,500 Common Shares of Beneficial Interest, $.01 par value per share (the "Shares"). The holders of the outstanding Shares are entitled to one vote per Share.

     All Shares represented by valid proxies received by the Company prior to the Meeting will be counted for purposes of determining the presence of a quorum and will be voted as specified in the proxy. If no specification is made by the Shareholder, the Shares will be voted FOR the proposals noted below. Each of the proposals set forth herein requires the affirmative vote of the proportion of the outstanding Shares set forth therein. A Shareholder marking the proxy "Abstain" will not be counted as voting in favor of the particular proposal from which the Shareholder has elected to abstain. If a broker indicates on a proxy that it does not have discretionary authority as to certain Shares to vote on a particular proposal, those Shares will not be counted as voting in favor of such proposal. A Shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Shares in person. Adoption of any of the proposals presented in this Proxy Statement would not give rise to appraisal rights or other dissenters rights under Maryland law.

ITEM 1.  ELECTION OF TRUSTEES IN GROUP II OF THE BOARD OF TRUSTEES

     The number of Trustees of the Company currently is fixed at five and the Board of Trustees currently is divided into three groups with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected to three-year terms.

     The business of the Company is conducted under the general direction of the Board of Trustees as provided by the Declaration of Trust and the By-Laws of the Company and the laws of the State of Maryland, the state of the Company's organization on October 9, 1986.

     Three of the Trustees, the Rev. Justinian Manning, C.P., John L. Harrington, and Arthur G. Koumantzelis, are the Company's "Independent Trustees"; that is, Trustees who are not otherwise affiliated with the Company, HRPT Advisors, Inc., a Delaware corporation ("Advisors"), or any other person or entity that holds in excess of 8.5% of the issued and outstanding Shares of the Company. The Independent Trustees also comprise the Company's Audit Committee. The Company does not have a Compensation Committee or a Nominating Committee.

     During 1993, the Board of Trustees held five meetings. During 1993, each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member. The standing Audit Committee meets with the Company's independent auditors to discuss the procedures for conducting, and the results of, audits of the Company's financial records, and recommends to the Board of Trustees the hiring or retention of independent auditors. It held two meetings during 1993.

     Each Independent Trustee receives an annual fee of $17,000 for services as a Trustee, plus $1,000 for each meeting of the Board or Board committee attended by such Trustee, up to a maximum of $4,000 per year. The Chairperson of the Audit Committee receives an additional $2,000 annually; such position rotates annually among the Independent Trustees. Each Independent Trustee also receives annual 500 Share grants under the Company's 1992 Incentive Share Award Plan. The Company reimburses all Trustees for travel expenses incurred in connection with their duties as Trustees of the Company. The Company has also agreed to pay any Independent Trustee who brings a property to the attention of the Company a fee equal to one percent of any investment made by the Company in the property. No fees have been earned to date by any Independent Trustee with respect to any investments by the Company.

     The present Trustees in Group II are Rev. Justinian Manning, C.P. and Gerard M. Martin. If re-elected, Rev. Manning and Mr. Martin will hold office until the Company's 1997 Annual Meeting of Shareholders. To be elected, each nominee for Trustee must receive the vote of a majority of the Shares issued and outstanding. It is the intention of the persons authorized by the enclosed proxy to nominate and elect Rev. Manning and Mr. Martin as the Group II Trustees. Advisors, which has voting control over 1,996,250 Shares (approximately 4.5% of Shares outstanding and entitled to vote) intends to vote in favor of the election of Rev. Manning and Mr. Martin as Group II Trustees. Rev. Manning and Mr. Martin have served on the Board since the Company's organization in 1986. Their principal occupations for the past five years and their ages as of March 25, 1994 are as follows:

REV. JUSTINIAN MANNING, C.P.  AGE: 68

     The Reverend Justinian Manning, C.P., has been, since September 1990, the pastor of St. Gabriel's parish in Brighton, Massachusetts. From 1984 until September 1990, he was the Treasurer of the Provincial Council of the Passionist Provincialate. He is also on the Board of Directors of Charlesview, a low and moderate income housing program, and St. Elizabeth's Hospital Foundation. He is past Treasurer and a former Director of St. Paul's Benevolent, Educational and Missionary Institute, a New Jersey corporation, which oversees foundations in Massachusetts, Connecticut, New York, Pennsylvania, Maryland, Florida and the Institute's Overseas Missions. He was formerly on the Board of Directors of St. Paul's Monastery Manor, in Pittsburgh, Pennsylvania, a congregate housing facility. He belongs to the Provincial Council of the Passionist Provincialate and is the former Director of Consolidation for the Community.

GERARD M. MARTIN  AGE: 59

     Gerard M. Martin is a private investor in real estate. Until the merger (the "Horizon/Greenery Merger") of Greenery Rehabilitation Group, Inc. ("Greenery") into Horizon Healthcare Corporation ("Horizon") in February 1994, Mr. Martin was the Chief Executive Officer and Chairman of the Board of Directors and a 51.4% shareholder of Greenery and was the principal owner and Chief Executive Officer of the predecessors of Greenery since 1975. Subsequent to the merger, Mr. Martin was elected to the Board of Directors of Horizon. Mr. Martin has been active in the health care industry for more than 25 years as a manager, developer and builder. Mr. Martin and his wife are the sole shareholders of Regional Home Care, Inc., a corporation providing respiratory therapy services and supplies to clients in New England. Mr. Martin is also a Director and 50% shareholder of each of Advisors, Connecticut Subacute Corporation ("CSC") and Connecticut Subacute Corporation II ("CSCII"). CSC and CSCII are affiliates of the Company and Advisors.

     In addition to Rev. Manning and Mr. Martin, the following persons currently serve on the Board of Trustees or serve as executive officers of the Company. Their principal occupations for the last five years and their ages as of March 25, 1994 are as follows:

JOHN L. HARRINGTON  AGE: 58

     John L. Harrington is the President of JRY Corporation, the principal owner of the Boston Red Sox baseball club, Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust. Mr. Harrington is a Director of Shawmut Bank, N.A. and a Director of New England Sports Network, a cable television station. Mr. Harrington was elected to the Board of Trustees in August 1991 to fill a vacancy created by the death of Phil A. Petitt in May 1991 and was reelected as a Group I Trustee at the 1993 Annual Meeting of Shareholders. His term will expire at the 1996 Annual Meeting of Shareholders.

BARRY M. PORTNOY  AGE: 48

     Barry M. Portnoy has been a partner in the law firm of Sullivan & Worcester, counsel to the Company, since 1978, and a Trustee of the Company since its organization. Until the Horizon/Greenery Merger, Mr. Portnoy was a Director and 2.4% shareholder of Greenery, and is a Director and 50% shareholder of each of Advisors, CSC and CSCII. Subsequent to the Horizon/Greenery merger, Mr. Portnoy was elected to the Board of Directors of Horizon. Mr. Portnoy was re-elected as a Group I Trustee at the 1993 Annual Meeting of Shareholders and his term will expire at the 1996 Annual Meeting of Shareholders.

ARTHUR G. KOUMANTZELIS  AGE: 63

     Arthur G. Koumantzelis has been, since July 1990, the Senior Vice President and Chief Financial Officer and, from December 1991 until December 1993, was a Director of Cumberland Farms, Inc., a private company engaged in the convenience store business in the northeastern United States and Florida and, through its interests in the partnership operating its Gulf Oil Division, in the distribution and retail sale of gasoline in the northeastern United States. Cumberland Farms filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in May 1992, and emerged from bankruptcy proceedings in December, 1993. Until June 1990, Mr. Koumantzelis was a Senior Partner of Ernst & Young (formerly Arthur Young & Company), the Company's independent auditors. He was elected as a Group III Trustee at the 1992 Annual Meeting of Shareholders and his term will expire at the 1995 Annual Meeting of Shareholders.

MARK J. FINKELSTEIN  AGE: 47

     Mark J. Finkelstein has been President and Chief Executive Officer of the Company and President, Chief Executive Officer and a Director of each of Advisors, CSC and CSCII and Treasurer of CSC and CSCII since their organization. Mr. Finkelstein is a past President of the American College of Health Care Administrators and is a Director of the Foundation of the American College of Health Care Administrators.

DAVID J. HEGARTY  AGE: 37

     David J. Hegarty, a certified public accountant, became Executive Vice President of the Company in July 1993, having joined the Company in July 1987 as Treasurer. Mr. Hegarty has also been the Secretary of the Company since 1987. He also serves as Executive Vice President and Secretary of Advisors. From January 1984 to July 1987, Mr. Hegarty was an audit manager with Ernst & Young (formerly Arthur Young & Company), the Company's independent auditors.

JOHN G. MURRAY  AGE: 33

     John G. Murray joined the Company in July 1993 as Treasurer. He also serves as Treasurer of Advisors. For the three years prior to joining the Company, Mr. Murray was employed by Fidelity Brokerage Services, Inc., most recently as Director of Finance, Business Analysis and Planning. Prior to his tenure at Fidelity, he was a senior manager for Ernst & Young(formerly Arthur Young & Company), the Company's independent auditors. Mr. Murray is a certified public accountant.

     There are no family relationships among any Trustees and executive officers of the Company. Executive officers serve at the will of the Board of Trustees.

ITEM 2. PROPOSAL TO AMEND THE COMPANY'S DECLARATION OF TRUST TO CHANGE THE NAME OF THE COMPANY TO "HEALTH AND RETIREMENT PROPERTIES TRUST".

     The Board of Trustees has proposed that the Company's Declaration of Trust be amended to change the name of the Company to "Health and Retirement Properties Trust". The Trustees believe that this proposed new name more accurately reflects the changing focus of the Company's intended future investments from an emphasis on rehabilitation facilities to an emphasis on retirement homes and assisted living facilities.

     The affirmative vote of the holders of a majority of the outstanding Shares of the Company entitled to vote at the Meeting is required to authorize this proposed amendment. THE BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT DESCRIBED IN
ITEM 2.

                               OTHER INFORMATION

  Compensation of Executive Officers

     The Company does not have any employees; services which otherwise would be provided by employees are performed by Advisors. Payments by the Company to Advisors are described in "Certain Relationships and Related Transactions".

     The following table provides summary compensation information for Mark J.
Finkelstein, an employee of Advisors who performs the duties of chief executive officer of the Company:

                                                  SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                        ANNUAL COMPENSATION             -------------------------------------
                             -----------------------------------------                 SECURITIES
          NAME AND                                          OTHER       RESTRICTED     UNDERLYING
          PRINCIPAL                                         ANNUAL         STOCK         OPTION       LTIP       ALL OTHER
          POSITION            YEAR    SALARY    BONUS    COMPENSATION     AWARDS          SARS       PAYOUTS    COMPENSATION
  -------------------------  ------  --------  -------  --------------  -----------   ------------  ---------  --------------
  CEO                         1993     None     None         None         $37,875(2)      None        None          None
  Mark J. Finkelstein         1992     None     None         None         $35,250(3)      None        None          None
                              1991     (1)                                 -0-

- ---------------

(1) Except with respect to options and incentive share awards, the Company has not paid and has no current plans to pay compensation to its executive officers. The Company's Stock Option Plan, originally adopted in 1986, was terminated by the Trustees in 1992. There are no options outstanding under such plan. Advisors, which conducts the day-to-day operations of the Company, compensates Mr. Finkelstein in connection with his services to Advisors and to the Company. In accordance with the transitional provisions applicable to the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission, certain disclosure for fiscal year 1991 has been omitted.

(2) On June 29, 1993, Mr. Finkelstein was granted an incentive share award, pursuant to the Company's 1992 Incentive Share Award Plan, of 3,000 shares, of which one third vested immediately upon grant and one third of which will vest on each of the first and second anniversaries of the grant. These 3,000 Shares are entitled to dividends as declared by the Company. The dollar amount shown represents the 3,000 Shares multiplied by the closing price for the Shares on the New York Stock Exchange on the date of grant.

(3) On July 20, 1992, Mr. Finkelstein was granted an incentive share award, pursuant to the Company's 1992 Incentive Share Award Plan, of 3,000 Shares, of which one third vested immediately upon grant, one third vested on the first anniversary of the grant, and one third of which will vest on the second anniversary of the grant. These 3,000 Shares (a) are entitled to dividends as declared by the Company, and (b) together with the 3,000 Shares described in footnote 2 above, constitute the total amount of restricted stock held by Mr. Finkelstein at December 31, 1993. The dollar amount shown represents the 3,000 Shares multiplied by the closing price for the Shares on the New York Stock Exchange on the date of grant.


  Performance Graph -- Comparison of Cumulative Total Return

     The graph below shows, for the years indicated, the Company's cumulative total shareholder return on its Shares (assuming a $100 investment on December 31, 1988) as compared with (a) the Standard & Poor's 500 Index and (b) the National Association of Real Estate Investment Trust, Inc.'s index of all publicly traded real estate investment companies listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ/National Market System (NAREIT). The comparison assumes all dividends are reinvested.


      Measurement Period
    (Fiscal Year Covered)             HRP           NAREIT            S&P
            1988                      100             100             100
            1989                      128              98             131
            1990                      127              81             127
            1991                      244             110             166
            1992                      231             124             179
            1993                      303             146             196

  Compensation Committee Interlocks and Insider Participation

     The Company does not have a standing Compensation Committee; rather, a committee comprised of the Company's Independent Trustees makes recommendations for grants of Shares under the Company's 1992 Incentive Share Award Plan (the "Plan"), and such recommendations are acted upon by the full Board of Trustees. Barry M. Portnoy, a member of the Board of Trustees, is a partner in the firm of Sullivan & Worcester, counsel to the Company.

  Compensation Committee Report

     The Company developed and implemented the Plan in May 1992 in recognition of the following circumstances. First, the Company's Shares are primarily a yield vehicle for Shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for the Company's management. Second, because the executive officers of the Company are employees of Advisors and not of the Company, and receive their salary compensation from Advisors, the Trustees wished to establish a vehicle which would, among other things, (a) foster a continuing identity of interest between management of the Company and its Shareholders, and (b) recognize that the Company's executive officers perform certain duties on behalf of the Company, primarily with regard to shareholder relations and investor communications, which fall outside of the services covered by the investment advisory contract between the Company and Advisors (the "Advisory Agreement"). In addition, the Trustees may impose vesting restrictions or other conditions on the granted Shares, which may further promote continuity of management.

     In 1993, Mark J. Finkelstein, chief executive officer of the Company, received a grant of 3,000 Shares under the Plan, 1,000 Shares of which vested immediately upon grant and 1,000 Shares of which will vest on each of the first and second anniversaries of the date of grant. The determination of the number of Shares granted to Mr. Finkelstein was not specifically based on an estimate of the Company's performance, but instead was based on the relationship of the fair market value of the Shares so granted to the value of the "outside" services to the Company, as discussed above, performed by Mr. Finkelstein during the year preceding the grant.

     JOHN L. HARRINGTON
     ARTHUR G. KOUMANTZELIS
     REV. JUSTINIAN MANNING, P.C.
     GERARD M. MARTIN
     BARRY M. PORTNOY

  Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the beneficial ownership of the Shares by each beneficial owner known to the Company to hold more than 5% of the Shares, each Trustee, and all officers and Trustees of the Company as a group, as of March 25, 1994. The address of each of the Trustees and officers of the Company is c/o Health and Rehabilitation Properties Trust, 400 Centre Street, Newton, Massachusetts 02158.


                                                                     SHARES
                                                                  BENEFICIALLY
                                NAME                                 OWNED       PERCENTAGE
     -----------------------------------------------------------  ------------   ----------
     Mark J. Finkelstein(1).....................................       16,141       *
     John L. Harrington.........................................        1,086       *
     Arthur G. Koumantzelis.....................................        1,086       *
     Rev. Justinian Manning, C.P................................        1,000       *
     Gerard M. Martin(2)........................................    1,996,250    4.46%
     Barry M. Portnoy(2)........................................    1,996,250    4.46%
     All executive officers and Trustees as a group (8
       persons)(1)(3)...........................................    2,019,563    4.52%

- ---------------

 *  Less than 1% of the Company's outstanding Shares.

(1) Includes 3,000 Shares held jointly with Mr. Finkelstein's mother, 3,000 Shares held by Mr. Finkelstein's mother, 2,778 Shares held by Mr. Finkelstein on behalf of his children and 3,000 Shares awarded under the 1992 Award Plan which have not yet vested.

(2) Neither Mr. Martin nor Mr. Portnoy owns any Shares directly. Advisors, which is wholly owned by Messrs. Martin and Portnoy, owns 996,250 Shares directly and, solely in its capacity as voting trustee of a voting trust agreement, exercises voting control over one million Shares owned by AMS Properties, Inc. ("AMSP") and pledged to the Company to secure the obligations of GranCare, Inc., AMSP and GCI Healthcare Centers, Inc. to the Company. Messrs. Martin and Portnoy may be deemed to have beneficial ownership of all of these Shares.

(3) Includes 5,000 Shares awarded under the 1992 Award Plan which have not yet vested.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     In November 1993, the Company acquired a 143 bed nursing home in Seattle, Washington from Greenery for an appraised value of $5.1 million. The facility was immediately leased to Sun Healthcare Group, Inc. ("Sun"). The Company simultaneously extended and adjusted Sun's existing leases for three properties owned by the Company. The total minimum annual rent payable to the Company for these four facilities is approximately $2.5 million.

     As of December 31, 1993, the Company had invested $185.52 million (34.2% of total investments) in thirteen properties leased by Greenery and $32.42 million (5.98% of total investments) in three properties leased by CSC. During 1993, total rent and interest, including additional rent and additional interest based on increases in net patient revenues, received by the Company from its investments in Greenery properties and in CSC properties were $22.53 million and $4.48 million, respectively. Greenery also held an option, which expired unexercised on December 31, 1993, to repurchase, individually or in the aggregate, five properties owned by the Company and leased to Greenery, at the Company's cost of $73.53 million. In addition, the Company has extended the working capital facility previously granted to CSC until June 30, 1994 at a reduced maximum amount of $4 million. The largest amount outstanding under the facility at any time since January 1, 1991 is $1.22 million, which amount was still outstanding at March 25, 1994. Amounts outstanding under the facility bear interest at prime plus 1% per annum.

     In February 1994, Horizon acquired Greenery in a stock for stock merger. In connection with the Horizon/Greenery Merger,

     - Horizon became the lessee of seven facilities previously leased by the Company to Greenery. The rent for these facilities is substantially the same as that previously paid by Greenery. The initial lease term was extended through June 30, 2005, and Horizon has renewal options totalling an additional 20 years.

     - The Company granted Horizon options to purchase any or all of the seven leased facilities. The options may be exercised at a rate of not more than one facility in any 12 month period and expire December 31, 2003. The option purchase prices are approximately equal to the Company's investment in these facilities.

     - Horizon purchased from the Company three facilities previously leased by Greenery. The purchase price of $28.4 million was paid $23.3 million in cash and the balance of $5.1 million in a note secured by a first mortgage on one of the facilities. The mortgage loan bears interest at 11.5% per annum and matures on December 31, 2000. The Company realized a gain from these sales of approximately $3.7 million.

     - The Company lent Horizon $4.3 million secured by a first mortgage on one facility which Horizon acquired from Greenery in the Horizon/Greenery Merger. The mortgage loan bears interest at 11.5% per annum and matures on December 31, 2000.

     - Horizon assumed management responsibility for three of the Company's facilities in Connecticut previously leased to Greenery. The Company purchased leasehold improvements made at these facilities by Greenery for their net book value of approximately $541,000. The existing leases with Greenery were terminated and the facilities were leased to CSCII. The lease with CSCII and the management contract with Horizon will continue for up to five years until the Company locates a substitute operator. Under the terms of the management contract between Horizon and CSCII, Horizon will guarantee the lease payments to the Company, which are approximately equal to the previous lease obligations of Greenery for these facilities.

     Until the consummation of the Horizon/Greenery Merger, Mr. Martin was Chairman of the Board and Chief Executive Officer of Greenery and, together with his wife, owned 51.4% of Greenery's outstanding common stock. Mr. Portnoy was a Director and 2.4% shareholder of Greenery. As a result of the Horizon/Greenery Merger, Mr. Martin and his wife hold approximately 4.8% of Horizon's outstanding common stock. Subsequent to the Horizon/Greenery Merger, Mr. Martin and Mr. Portnoy were elected to Horizon's Board of Directors. Mr. Martin and Mr. Portnoy are also each Directors and 50% shareholders of CSC and CSCII. Mr. Finkelstein is President, Chief Executive Officer, Treasurer and a Director of CSC and CSCII.

     The Advisory Agreement provides for an annual advisory fee equal to 0.70% of the Company's Average Invested Capital, as defined in the Advisory Agreement, up to $250 million, and 0.50% of Average Invested Capital equal to or exceeding $250 million; and an annual incentive fee, which was revised in 1993, calculated on the basis of increases in the Company's operating cash flow above threshold amounts (15% of cash flow above the threshold amount of $1.37/Share in 1994, which threshold increases by $.05/Share annually thereafter), but no more than $.01/Share. All incentive fees which may be earned by the Advisor will be paid in Shares. Advisors' fee will be waived to the extent necessary to limit the Company's total annual operating expenses to the greater of (i) 2% of Average Invested Capital or (ii) 25% of the Company's Net Income determined as set forth in the Advisory Agreement. The aggregate advisory fee paid to Advisors for fiscal year 1993 was $2.59 million, of which approximately $1.08 million was attributable to investments in Greenery and approximately $225,858 was attributable to investments in CSC.

     Mr. Martin and Mr. Portnoy each may have material interests in the transactions between Greenery and the Company, between Horizon and the Company, between Advisors and the Company, between CSC and the Company, and between CSCII and the Company.

     To the extent that the terms of the Company's investments in properties owned or leased by Greenery, Horizon, CSC and CSCII have been negotiated among related parties, they have not been determined on an arm's-length basis. Investment terms, however, have been based upon independent appraisals of the properties, where available, cash flow available for rent or debt service and, in some cases, negotiations with the representatives of the underwriters of the Company's public offerings. All existing business relationships between the Company, on the one hand, and Greenery (or Horizon, as successor to Greenery by merger), Advisors, CSC, CSCII and/or their affiliates, on the other hand, have been approved by, and all such future relationships will be submitted for approval by, majority vote of the Independent Trustees. Mr. Portnoy is a partner in the firm of Sullivan & Worcester, counsel to the Company and to Greenery, Advisors, CSC, CSCII and affiliates of each of the foregoing.

                                    AUDITORS

     The Company is not required to submit the selection of its auditor to a vote of shareholders. The Company's independent auditor since its organization in 1986 has been Ernst & Young and one of its predecessors, Arthur Young & Company.

     A representative of Ernst & Young is expected to be present at the Meeting, with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from shareholders who are present at the Meeting.

                             SHAREHOLDER PROPOSALS

     The Company's 1995 Annual Meeting is presently expected to be held on or about May 16, 1995. Proposals of shareholders intended to be presented at the 1995 Annual Meeting must be received not later than November 30, 1994, for inclusion in the Company's proxy statement and proxy for that meeting.

                                 OTHER MATTERS

     As of this time, the Board of Trustees knows of no other matters to be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their best judgment as to such matters.

                                            By Order of the Board of Trustees

                                            DAVID J. HEGARTY, Secretary
Newton, Massachusetts
March 25, 1994

                             FORM OF FRONT OF PROXY
                             ----------------------

[X] PLEASE MARK VOTES AS IN
    THIS EXAMPLE

    1.   ELECTION OF TRUSTEES IN GROUP II.

         [  ]  FOR  [  ]  WITHHOLD AUTHORITY         [  ]  FOR ALL EXCEPT

         REV. JUSTINIAN MANNING     MR. GERARD M. MARTIN

(If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name for whom you do not wish to vote. Your shares will be voted for the remaining nominee(s).


    2. PROPOSAL TO AMEND THE COMPANY'S DECLARATION OF TRUST TO CHANGE THE COMPANY'S NAME TO "HEALTH AND RETIREMENT PROPERTIES TRUST".

         [  ]  FOR      [  ]  AGAINST       [  ]  ABSTAIN


    3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

         MARK BOX AT RIGHT IF COMMENTS OR ADDRESS CHANGE
         HAVE BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.       [  ]

RECORD DATE SHARES:



(Signature) X: _________________________________ Date:______________________

(Signature) X: _________________________________ Date:______________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH CARD BEFORE MAILING


                   HEALTH AND REHABILITATION PROPERTIES TRUST

    Dear Shareholder:

    Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Trust that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

    Your vote must be received prior to the Annual Meeting of Shareholders, May 17, 1994.

    Thank you in advance for your prompt consideration of these matters.

    Sincerely,

    Health and Rehabilitation Properties Trust

                             FORM OF BACK OF PROXY
                             ---------------------


                   HEALTH AND REHABILITATION PROPERTIES TRUST
                    400 Centre Street, Newton, Massachusetts

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints GERARD M. MARTIN, BARRY M. PORTNOY and MARK J. FINKELSTEIN, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated below, all the Common Shares of Beneficial Interest of Health and Rehabilitation Properties Trust held of record by the undersigned or with respect to which the undersigned is entitled to vote or act, at the Annual Meeting of Shareholders to be held on May 17, 1994 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

   PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?


_________________________________           _________________________________

_________________________________           _________________________________

_________________________________           _________________________________